Exhibit 99.(a)(13)
Excerpts from David Brennan’s presentation to analysts on June 8, 2006:

Strengthening the pipeline Improve the productivity of AstraZeneca Discovery and Development Acquire externally sourced products and science Build on the CAT acquisition to establish a major international presence in biological therapeutics

Excerpts from John Patterson’s presentation transcript:
Slide 1

Phase I & II Pipeline

Acquired

CV / GI

I	II
AZD2479 *Dyslipidemia*	
AZD6610 *Dyslipidemia / Diabetes*	AZD7009 *Atrial fibrillation (IV)*
AZD8677 *Dyslipidemia / Diabetes*	AZD9684 *Thrombosis*
AZD3355 *GERD*	AZD0837 *Thrombosis*
AZD9272 *GERD*	AZD9056 *Inflammatory bowel disease*

Neuroscience

I	II
AZD9272 *Neuropathic pain / anxiety*	
AZD2327 *Anxiety & depression*	
AZD5904 *MS*	
AZD1080 *Alzheimer's*	AZD3480 *Cognitive disorders / Alzheimers*

Oncology / Infection

I	II
AZD0530 *Solid tumours*	AZD6244 (ARRY-142886) *Solid tumours*
AZD1152 *Solid tumours*	CytoFab(tm) *Severe sepsis*
AZD4769 *Solid tumours*	ZD4054 *Prostate cancer*
AZD2281 KU59436 *Breast cancer*	AZD5896 (Patrin™) *Solid tumours*
AZD1689 (AQ4N) *Solid tumours*	Zactima™ *Medullary thyroid cancer*

Respiratory / Inflammation

I	II
AZD8309 *Rheumatoid arthritis*	
AZD8309 *COPD*	
AZD3342 *COPD*	
AZD1981 *Asthma*	AZD9056 *Rheumatoid arthritis*
AZD5672 *Rheumatoid arthritis*	AZD9056 *COPD*
AZD5904 *COPD*	AZD8955 *Osteoarthritis*

AstraZeneca Business Review Day 2006
Licensing 2005: AGI-1067 AtheroGenics AZD3480 Targacept CytoFab(tm) Protherics Acquisition: AZD2281, Patrin(tm), AQ4N KuDOS CAT-354, CAT-3888 and CAT-8015 Cambridge Antibody Technology 2006: Abraxane(tm) Abraxis BioScience AZD3043 Theravance

Biomarkers and imaging

Slide 4
& Building global biologicals capability Build on successful alliance Build a world class capability centred around CAT Invest in next generation of biological medicines AZ global sales and marketing reach AstraZeneca Major Pharma leader with global research and commercial capabilities Resource to transform CAT into a major biological therapeutic player Cambridge Antibody Technology Leading UK-based Biotech company with a strong research platform to deliver innovative biological therapeutics Enhanced biologicals capability to deliver a stronger flow of new medicines to patients

Slide 5
Biologicals pilot facility :

Slide 6
Biologicals strategy Likely outputs from Abgenix Likely outputs from CAT Attrition rate vs small molecules + + 1/4 Biologicals in late phase II by 2010 = Likely outputs from others + Speed through pre-clinical development +

Excerpts from Jon Symonds’ presentation to analysts on June 8, 2006:
Externalisation...what's our thinking US Biologicals Early Portfolio Balance Sheet ? KuDOS ? Protherics ? Targacept ? Abraxis Bioscience CAT ? ? AtheroGenics $50m $210m $41m $10m $200m $1,200m Theravance ? $1m

Excerpts from Rodger McMillian’s presentation to analysis on June 8, 2006:
Slide 1
Opportunities in respiratory and inflammation Symbicort(tm) New asthma data COPD update Promising early portfolio Focus on COPD CAT alliance Already benefiting Discovery portfolio

Slide 2
Beyond respiratory Mature products Entirely respiratory Inhaled products In house products Small molecules Early stage pipeline Respiratory and rheumatology Oral, inhaled and parenterals In house and partnerships Small molecules and biologicals

Slide 3
Background to alliance with Cambridge Antibody Technology Current 5 year alliance initiated December 2004 Focus on respiratory and inflammation 5 new discovery projects per year 2 antibody candidate drugs per year from 2007 Opportunities in other disease area Proprietary technologies Phage Display and Ribosome Display "Human immune system" in a test tube Leader in human monoclonal antibodies as therapeutics CAT Discovery:

Slide 4
Target Evaluation Lead Isolation Lead Optimisation Target Validation A B C D E A' Pharmacology and Manufacturing Process Development Milestones Other Res. Areas Other R&I COPD Refractory Asthma OA RA Pre-project Oth1 CAT Alliance Project portfolio Jan 2005

Slide 5
March 2006 CAT Alliance Project portfolio Target Evaluation Lead Isolation Lead Optimisation Target Validation A B C D E A' Pharmacology and Manufacturing Process Development Milestones Other Res. Areas Other R&I COPD Refractory Asthma OA RA Pre-project As2 Oth1 RA1 RA2 RA3 RA4 As1 As3 June 2005

Slide 6

CAT Alliance
Project portfolio March 2006



Target Evaluation
Target Validation
Pre-project
Lead Isolation
Lead Optimisation
Pharmacology and Manufacturing Process Development
Milestones
A
A'
B
C
D
E
Co1
As4
OA1
OA2
OA3
RA4
As3
As2
RA3
RA2
As1
Oth1
RA1
RA
OA
Refractory Asthma
COPD
Other R&I
Other Res. Areas

AstraZeneca Business Review Day 2006

Progress report on alliance with Cambridge Antibody Technology Portfolio goals met or exceeded in 2005 Expansion of project portfolio agreed in 3Q 2005 Portfolio now includes projects in Oncology and Neuroscience On track to meet or exceed delivery targets Projects on track for delivery of at least 2 CDs in 2007 Potential for delivery of first CD in 2006 Unique alliance culture: "jointness" True partnership Respect for both partners' distinct strengths A great start!

Slide 8
Opportunities in respiratory and inflammation Symbicort(tm) new asthma data COPD update Promising early portfolio focus on COPD CAT alliance already benefiting Discovery portfolio